As filed with the Securities and Exchange Commission on September 17, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933
___________________________
SCHERING-PLOUGH CORPORATION
(Exact name of registrant as specified in its charter)
___________________________

New Jersey	22-1918501
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2000 Galloping Hill Road
Kenilworth, NJ 07033
(Address of Principal Executive Offices)
___________________________
Schering-Plough Employees’ Savings Plan
(Full title of the plan)
___________________________
Susan Ellen Wolf
Corporate Secretary, Vice President, Corporate Governance and Associate General Counsel
Schering-Plough Corporation
2000 Galloping Hill Road
Kenilworth, NJ 07033
(Name and address of agent for service)
(908) 298-4000
(Telephone number, including area code, of agent for service)
___________________________
CALCULATION OF REGISTRATION FEE

			Proposed Maximum
Title of Securities	Amount to be	Proposed Maximum	Aggregate Offering	Amount of
to be Registered (1)	Registered	Offering Price	Price	Registration Fee
Common Shares, par value $0.50 per share	3,000,000 (2)	$18.71 (3)	$56,130,000	$2,205.91

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Schering-Plough Employees’ Savings Plan.

(2)	In addition, pursuant to Rule 416, this registration statement shall also cover additional Common Shares that may become issuable under the Plan by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration that results in an increase in the number of the Registrant’s outstanding Common Shares.

(3)	The price shown is the average of the high and low prices of the Common Stock on the New York Stock Exchange consolidated reporting system on September 10, 2008 five days prior to filing, in accordance with Rules 457(c) and 457(h), and is estimated solely for the purpose of calculating the registration fee.
As permitted by Rule 429 under the Securities Act of 1933, this Registration Statement constitutes a post-effective amendment to the Registrant’s registration statement numbered 333-105567 on Form S-8.

EXPLANATORY NOTE
PART II
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5: OPINION OF SUSAN ELLEN WOLF, ESQ.
EX-15: LETTER OF DELOITTE & TOUCHE LLP
EX-23.1: CONSENT OF DELOITTE & TOUCHE LLP
EX-99: EMPLOYEES' SAVINGS PLAN (AS AMENDED AND RESTATED)

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,000,000 shares of the Registrant’s common shares, par value $0.50 per share (the “Common Shares”), that may be issued pursuant to the employer stock fund under the Schering-Plough Employee’s Savings Plan, as amended and restated (the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements on Form S-8 concerning the Plan filed with the Securities and Exchange Commission (the “Commission”) on September 14, 1999 (File No. 333-87077), May 27, 2003 (File No. 333-105567) and May 19, 2006 (File No. 333-134281) and Post Effective Amendment No. 1 to Registration Statement No. 333-105567 on Form S-8 concerning the Plan filed with the Commission on June 13, 2003 (File No. 333-105567), are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.
PART II
Item 3. Incorporation of Documents by Reference.
     The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated by reference in this Registration Statement:
(a)	The Registrant’s latest Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007 filed with the Commission on March 3, 2008;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2008 and March 31, 2008 filed with the Commission on August 1, 2008 and May 6, 2008;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on August 18, 2008, July 21, 2008, July 17, 2008, June 20, 2008, May 29, 2008, April 23, 2008, April 22, 2008, April 4, 2008, March 18, 2008 and March 5, 2008 and Form 8-K/A filed with the Commission on July 21, 2008;

(d)	The information contained in the Registrant’s 2008 Proxy Statement on Form DEF-14A filed with the Commission on April 23, 2008;

(e)	The description of the Registrant’s Common Shares, par value $0.50 per share, contained in the Registrant’s Registration Statement on Form 8-A dated March 16, 1979 for registration of such Common Shares under the Exchange Act, and any amendment or report filed for the purpose of updating such description; and

(f)	The Plan’s 2007 Report on Form 11-K filed on June 27, 2008.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
     The following exhibits are filed as part of this Registration Statement:
5	Opinion of Susan Ellen Wolf, Esq. as to the legality of the securities being registered.

15	Letter of Deloitte & Touche LLP regarding Interim Financial Information.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Susan Ellen Wolf, Esq. (included in Exhibit 5).

24	Powers of Attorney (included as part of the signature pages).

99	Schering-Plough Employees’ Savings Plan (as amended and restated).

S I G N A T U R E S
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Kenilworth, State of New Jersey, on September 17, 2008.

SCHERING-PLOUGH CORPORATION

By:	/s/ Steven H. Koehler

Steven H. Koehler
Vice President and Controller

Power of Attorney
     Each person whose signature appears below constitutes and appoints Robert Bertolini, Steven H. Koehler and Susan Ellen Wolf, and each of them, his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto such attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 17, 2008.

Signature	Title

/s/ Fred Hassan	Chairman of the Board, Chief Executive Officer (Principal Executive Officer)

Fred Hassan

/s/ Robert Bertolini	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Robert Bertolini

/s/ Steven H. Koehler	Vice President and Controller (Principal Accounting Officer)

Steven H. Koehler

/s/ Hans W. Becherer	Director

Hans W. Becherer

/s/ Thomas J. Colligan	Director

Thomas J. Colligan

/s/ C. Robert Kidder	Director

C. Robert Kidder

/s/ Eugene R. McGrath	Director

Eugene R. McGrath

/s/ Carl E. Mundy, Jr.	Director

Carl E. Mundy, Jr.

/s/ Antonio M. Perez	Director

Antonio M. Perez

/s/ Patricia F. Russo	Director

Patricia F. Russo

/s/ Jack L. Stahl	Director

Jack L. Stahl

/s/ Craig B. Thompson, M.D.	Director

Craig B. Thompson, M.D.

/s/ Kathryn C. Turner	Director

Kathryn C. Turner

/s/ Robert F. W. van Oordt	Director

Robert F. W. van Oordt

/s/ Arthur F. Weinbach	Director

Arthur F. Weinbach

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Schering-Plough Employees’ Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Kenilworth, State of New Jersey, on September 17, 2008.

SCHERING-PLOUGH EMPLOYEES’ SAVINGS PLAN

By:	/s/ Vincent Sweeney

Name:	Vincent Sweeney
Title:	Plan Administrator, Schering-Plough Employees’ Savings Plan

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Susan Ellen Wolf, Esq. as to the legality of the securities being registered.

15	Letter of Deloitte & Touche LLP regarding Interim Financial Information.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Susan Ellen Wolf, Esq. (included in Exhibit 5).

24	Powers of Attorney (included as part of the signature pages).

99	Schering-Plough Employees’ Savings Plan (as amended and restated).